Document must be filed                        Colorado Secretary of State
electronically. Paper documents               Date and Time: 05/18/2010 11:18 AM
will not be accepted. Document                ID Number: 20071080174
processing fee Fees & forms/cover
sheets are subject to change. To              Document number: 20101286771
access other information or print             Amount Paid: $25.00
copies of filed documents, visit
www.sos.state.co.us and select
Business.

                                                 ABOVE SPACE FOR OFFICE USE ONLY

                              ARTICLES OF AMENDMENT
            filed pursuant toss.7-90-301, et seq. andss.7-110-106 of
                     the Colorado Revised Statutes (C.R.S.)

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ID number:               20071080174

1. Entity name:          JAG MEDIA GROUP, INC.
                         (If changing the name of the corporation, indicate name
                         BEFORE the name change)


2. New Entity name:
    (if applicable)      SubMicion Technologies, Inc.


3. Use of Restricted Words (if any of these
   terms are contained in an entity name, true              [ ] "bank" or "trust" or any derivative thereof
   name of an entity, trade name or trademark               [ ] "credit union"  [ ] "savings and loan"
   stated in this document, mark the applicable             [ ] "insurance", "casualty", "mutual", or "surety"
   box):


4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration
   expires:                                            ------------
                                                       (mm/dd/yyyy)

        OR

   If the corporation's period of duration as amended is perpetual, mark this box: [X]

7. (Optional) Delayed effective date:                  ------------
                                                       (mm/dd/yyyy)


Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.
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8. Name(s) and address(es) of the
   individual(s) causing the document
   to be delivered for filing:          Stidham  Charles
                                        (Last)   (First)  (Middle)  (Suffix)

                                        416 CR 364
                                        (Street name and number or Post Office
                                        information)

                                        Melissa       TX          75454
                                         (City)   (State)  (Postal/Zip Code)

                                                                   United Stales
                                        (Province-if applicable) (Country-if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box [ ] and include an attachment stating the name and address of such individuals.)

DISCLAIMER:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.
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